UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 26, 2005

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION
             (Exact name of Registrant as specified in its charter)



          Delaware                      0-26224                   51-0317849
(State or other jurisdiction of  (Commission File Number)     (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                              311 Enterprise Drive
                              Plainsboro, NJ 08536
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (609) 275-0500

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchang
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITVE AGREEMENT.

FIRST AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

On October 26, 2005, the Board of Directors of Integra LifeSciences Holdings Corporation (the "Company") approved the First Amendment to the Company's Employee Stock Purchase Plan (the "Plan"), effective January 1, 2006.

The amendment makes the following changes: (i) reducing the common stock purchase price discount under the Plan from 15% to 5%, (ii) eliminating the "look-back" provision for calculating the purchase price of common stock, (iii) removing the 60-day notice requirement for employees to surrender their options to purchase common stock under the Plan and (iv) allowing the Company to terminate the options to purchase common stock under the Plan in the event of a merger in which the Company is the surviving corporation. The amendment also makes certain administrative changes.

A copy of the amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit Number   Description of Exhibit
--------------   ---------------------------

10.1 First Amendment to the Company's Employee Stock Purchase Plan, dated October 26, 2005


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION

  Date: November 1, 2005              By: /s/ Stuart M. Essig
                                          -----------------------------
                                          Stuart M. Essig
                                          President and Chief Executive Officer

                                 Exhibit Index

Exhibit Number   Description of Exhibit
--------------   ---------------------------

10.1 First Amendment to the Company's Employee Stock Purchase Plan, dated October 26, 2005